Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Comparison of Financial Highlights Information", "Other Service Providers", and "Representations of the Acquiring Fund" in the Prospectus/Proxy Statement included in this Registration Statement (Form N-14) of The Advisors' Inner Circle Fund, relating to the reorganization of the Philadelphia Fund, Inc. into WHG Large Cap Value Fund, a series of The Advisors' Inner Circle Fund, the captions "Financial Highlights" in the Institutional Shares Prospectuses with respect to the WHG Large Cap Value Fund dated March 1, 2009, incorporated by reference in this Registration Statement, and the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information with respect to the WHG Large Cap Value Fund dated March 1, 2009, incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our report on the WHG Large Cap Value Fund dated December 19, 2008, included in the 2008 Annual Report to shareholders.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
August 26, 2009